Citizens Financial Group, Inc. Reports Second Quarter 2023 Net Income of
$478 million and EPS of $0.92
Underlying Net Income of $531 million and EPS of $1.04*
Spot deposit growth of 3% QoQ, LDR improves to 85%
CET1 ratio of 10.3%, up 30 basis points

	Key Financial Data	2Q23	1Q23	2Q22	Second Quarter 2023 Highlights

Income Statement	($s in millions)
■Underlying EPS of $1.04 and ROTCE of 13.9%
■Underlying PPNR of $861 million, with higher fees, lower NII and stable expenses
–NII down 3% QoQ given lower NIM and slightly lower interest-earning assets
–Fees up 4% QoQ
■Underlying efficiency ratio of 58.9% compares with 57.8% at 1Q23 and 58.2% at 2Q22
■Provision for credit losses of $176 million compares with $168 million for 1Q23; ACL/loans ratio up 5 bps QoQ to 1.52%
■Period-end and average loans down 2% QoQ given balance sheet optimization, including planned auto run off
–Loan yields up 27 bps QoQ
■Period-end deposits up $5.5 billion or 3% QoQ; average deposits down 1%
–Total deposit costs up 40 bps QoQ
■Period-end LDR improved to 85%; liquidity position remains strong with available liquidity of ~$79 billion, up 19%
■Strong CET1 ratio above target range at 10.3%; repurchased $256 million in common shares
■TBV/share of $28.72, down 2% QoQ

	Total revenue	$2,094	$2,128	$1,999
	Pre-provision profit	788	832	694
	Underlying pre-provision profit	861	898	850
	Provision for credit losses	176	168	216
	Underlying provision for credit losses	176	168	71
	Net income	478	511	364
	Underlying net income	531	560	595

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$151.3	$154.7	$156.2
	Average loans and leases	153.7	156.5	153.9
	Period-end deposits	177.7	172.2	178.9
	Average deposits	173.2	174.4	176.4
	Period-end loans-to-deposit ratio	85.2%	89.8%	87.3%
	NCO ratio	0.40%	0.34%	0.13%

Financial Metrics	Diluted EPS	$0.92	$1.00	$0.67
	Underlying EPS	1.04	1.10	1.14
	ROTCE	12.4%	14.4%	9.1%
	Underlying ROTCE	13.9	15.8	15.5
	Net interest margin, FTE	3.17	3.30	3.04
	Efficiency ratio	62.3	60.9	65.3
	Underlying efficiency ratio	58.9	57.8	58.2
	CET1	10.3%	10.0%	9.6%
	TBV/Share	$28.72	$29.44	$29.14

Notable Items		2Q23
	($s in millions except per share data)	Pre-tax $	EPS
	Integration related	$(39)	$(0.06)
	TOP & Other related Actions	(34)	(0.06)
	Total:	$(73)	$(0.12)

Comments from Chairman and CEO Bruce Van Saun
“We were pleased to navigate well through a dynamic and challenging environment in the second quarter,“ said Chairman and CEO Bruce Van Saun. “We were very focused on further strengthening our capital, liquidity and funding position and delivered
*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 15 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
impressive results. Our CET1 ratio improved to 10.3% while also buying back over $250 million in stock, we grew deposits by $5.5 billion, and we reduced our FHLB borrowings by almost $7 billion to $5 billion. In addition, we made solid progress on our strategic initiatives, in particular the ramp up of the Citizens Private Bank and continued strong results from our NYC Metro region. As a strong bank we will continue to be well-positioned to benefit from opportunities in the current environment.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on August 16, 2023 to shareholders of record at the close of business on August 2, 2023.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				2Q23 change from
($s in millions, except per share data)	2Q23	1Q23	2Q22	1Q23			2Q22
Earnings				$/bps		%	$/bps		%
Net interest income	$1,588	$1,643	$1,505	$(55)		(3)%	$83		6%
Noninterest income	506	485	494	21		4	12		2
Total revenue	2,094	2,128	1,999	(34)		(2)	95		5
Noninterest expense	1,306	1,296	1,305	10		1	1		—
Pre-provision profit	788	832	694	(44)		(5)	94		14
Provision for credit losses	176	168	216	8		5	(40)		(19)
Net income	478	511	364	(33)		(6)	114		31
Preferred dividends	34	23	32	11		48	2		6
Net income available to common stockholders	$444	$488	$332	$(44)		(9)%	$112		34%
After-tax notable Items	53	49	231	4		8	(178)		(77)
Underlying net income	$531	$560	$595	$(29)		(5)%	$(64)		(11)%
Underlying net income available to common stockholders	497	537	563	(40)		(7)	(66)		(12)
Average common shares outstanding
Basic (in millions)	479.5	485.4	491.5	(6.0)		(1)	(12.0)		(2)
Diluted (in millions)	481.0	487.7	493.3	(6.7)		(1)	(12.3)		(2)
Diluted earnings per share	$0.92	$1.00	$0.67	$(0.08)		(8)%	$0.25		37%
Underlying diluted earnings per share	1.04	1.10	1.14	(0.06)		(5)	(0.10)		(9)
Performance metrics
Net interest margin	3.16%	3.29%	3.04%	(13)	bps		12	bps
Net interest margin, FTE	3.17	3.30	3.04	(13)			13
Effective income tax rate	22.1	23.0	23.8	(88)			(168)
Efficiency ratio	62.3	60.9	65.3	144			(293)
Underlying efficiency ratio	58.9	57.8	58.2	102			70
Return on average tangible common equity	12.4	14.4	9.1	(196)			329
Underlying return on average tangible common equity	13.9	15.8	15.5	(187)			(152)
Return on average total tangible assets	0.89	0.97	0.69	(8)			20
Underlying return on average total tangible assets	0.99%	1.06%	1.12%	(7)	bps		(13)	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.3%	10.0%	9.6%
Total capital ratio	13.3	12.9	12.3
Tier 1 leverage ratio	9.4	9.4	9.3
Tangible common equity ratio	6.3	6.6	6.6
Allowance for credit losses to loans and leases	1.52%	1.47%	1.37%	5	bps		15	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	0.79%	0.64%	0.54%	15	bps		25	bps
Allowance for credit losses to nonaccrual loans and leases	193	229	256	(36)			(63)
Net charge-offs as a % of average loans and leases	0.40%	0.34%	0.13%	6	bps		27	bps
1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
2) Current reporting-period regulatory capital ratios are preliminary.
3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				2Q23 change from
($s in millions, except per share data)	2Q23	1Q23	2Q22	1Q23			2Q22
				$/bps		%	$/bps		%
Net interest income	$1,588	$1,643	$1,505	$(55)		(3)%	$83		6%
Noninterest income	506	485	525	21		4	(19)		(4)
Total revenue	$2,094	$2,128	$2,030	$(34)		(2)%	$64		3%
Noninterest expense	$1,233	$1,230	$1,180	$3		—%	$53		4%
Provision for credit losses	176	168	71	8		5	105		148
Net income available to common stockholders	$497	$537	$563	$(40)		(7)%	$(66)		(12)%
Performance metrics
EPS	$1.04	$1.10	$1.14	$(0.06)		(5)%	$(0.10)		(9)%
Efficiency ratio	58.9%	57.8%	58.2%	102	bps		70	bps
Return on average tangible common equity	13.9%	15.8%	15.5%	(187)	bps		(152)	bps
Operating leverage						(1.7)%			(1.2)%

Consolidated balance sheet summary(1):

				2Q23 change from
($s in millions)	2Q23	1Q23	2Q22	1Q23			2Q22
				$/bps		%	$/bps		%
Total assets	$223,066	$222,256	$226,712	$810		—%	$(3,646)		(2)%
Total loans and leases	151,320	154,688	156,172	(3,368)		(2)	(4,852)		(3)
Total loans held for sale	1,421	1,855	3,455	(434)		(23)	(2,034)		(59)
Deposits	177,667	172,194	178,925	5,473		3	(1,258)		(1)
Stockholders' equity	23,585	24,201	24,328	(616)		(3)	(743)		(3)
Stockholders' common equity	21,571	22,187	22,314	(616)		(3)	(743)		(3)
Tangible common equity	$13,630	$14,247	$14,444	$(617)		(4)%	$(814)		(6)%
Loans-to-deposit ratio (period-end)(2)	85.2%	89.8%	87.3%	(466)	bps		(211)	bps
Loans-to-deposit ratio (average)(2)	88.7%	89.8%	87.2%	(103)	bps		149	bps
1) Represents period-end unless otherwise noted.
2) Excludes loans held for sale.

Citizens Financial Group, Inc.

Notable items:
Quarterly results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives. Second quarter 2022 results include a notable item representing the day-one CECL provision expense ("double count") related to the Investors Bancorp transaction. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration related	2Q23		1Q23		2Q22
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Noninterest income	$—	$—	$—	$—	$(31)	$(23)

EPS Impact - Noninterest income		$—		$—		$(0.05)

Salaries & benefits	$(2)	$(1)	$(7)	$(5)	$(64)	$(48)
Outside services	(11)	(8)	(25)	(19)	(35)	(26)
Equipment and software	(1)	(1)	(3)	(2)	—	—
Occupancy	(25)	(18)	(16)	(12)	—	—
Other expense	—	—	(1)	(1)	(5)	(4)
Noninterest expense	$(39)	$(28)	$(52)	$(39)	$(104)	$(78)

EPS Impact - Noninterest expense		$(0.06)		$(0.08)		$(0.16)

ISBC Day 1 CECL provision expense (“double count”)	$—	$—	$—	$—	$(145)	$(108)

EPS Impact - Provision for credit losses		$—		$—		$(0.22)

Tax integration cost	$—	$—	$—	$—	$—	$(6)

EPS Impact - Tax integration cost		$—		$—		$(0.01)

Total integration related	$(39)	$(28)	$(52)	$(39)	$(280)	$(215)

EPS Impact - Total integration related		$(0.06)		$(0.08)		$(0.44)

Other notable items - TOP & Other related Actions	2Q23		1Q23		2Q22
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	(12)	(9)	(9)	(7)	(8)	(6)
Outside services	(10)	(7)	(2)	(1)	(6)	(5)
Equipment and software	(3)	(2)	(1)	(1)	(6)	(4)
Occupancy	(5)	(4)	(2)	(1)	(1)	(1)
Other expense	(4)	(3)	—	—	—	—
Noninterest expense	$(34)	$(25)	$(14)	$(10)	$(21)	$(16)

Total Other Notable Items	$(34)	$(25)	$(14)	$(10)	$(21)	$(16)

EPS Impact - Other Notable Items		$(0.06)		$(0.02)		$(0.03)

Total Notable Items	$(73)	$(53)	$(66)	$(49)	$(301)	$(231)

Total EPS Impact		$(0.12)		$(0.10)		$(0.47)

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				2Q23 change from
($s in millions)	2Q23	1Q23	2Q22	1Q23			2Q22
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$2,164	$2,067	$1,412	$97		5%	$752		53%
Investment securities	267	266	201	1		—	66		33
Interest-bearing deposits in banks	100	69	13	31		45	87		NM
Total interest income	$2,531	$2,402	$1,626	$129		5%	$905		56%
Interest expense:
Deposits	$723	$550	$54	$173		31%	$669		NM
Short-term borrowed funds	22	6	10	16		NM	12		120
Long-term borrowed funds	198	203	57	(5)		(2)	141		247
Total interest expense	$943	$759	$121	$184		24%	$822		NM
Net interest income	$1,588	$1,643	$1,505	$(55)		(3)%	$83		6%

Net interest margin, FTE	3.17%	3.30%	3.04%	(13)	bps		13	bps

Second quarter 2023	vs.	first quarter 2023
Net interest income of $1.6 billion decreased 3%, reflecting lower net interest margin and slightly lower interest-earning assets, partly offset by higher day count.
•Net interest margin of 3.17% decreased 13 basis points as higher funding costs were partly offset by higher earning-asset yields.

Second quarter 2023	vs.	second quarter 2022
Net interest income of $1.6 billion increased 6%, reflecting higher net interest margin and 1% growth in average interest-earning assets.
•Net interest margin of 3.17% increased 13 basis points, reflecting higher interest-earning-asset yields given higher market interest rates and interest-earning asset growth, partially offset by increased funding costs.

Citizens Financial Group, Inc.

Noninterest Income				2Q23 change from
($s in millions)	2Q23	1Q23	2Q22	1Q23		2Q22
				$	%	$	%
Service charges and fees	$101	$100	$108	$1	1%	$(7)	(6)%
Capital markets fees	82	83	88	(1)	(1)	(6)	(7)
Card fees	80	72	71	8	11	9	13
Mortgage banking fees	59	57	72	2	4	(13)	(18)
Trust and investment services fees	65	63	66	2	3	(1)	(2)
Foreign exchange and derivative products	44	48	60	(4)	(8)	(16)	(27)
Letter of credit and loan fees	43	40	40	3	8	3	8
Securities gains, net	9	5	1	4	80	8	NM
Other income(1)	23	17	(12)	6	35	35	NM
Noninterest income	$506	$485	$494	$21	4%	$12	2%
Notable items	$—	$—	$(31)	$—	—	$31	100
Underlying noninterest income	$506	$485	$525	$21	4%	$(19)	(4)%
1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Second quarter 2023	vs.	first quarter 2023
Noninterest income of $506 million increased $21 million, or 4%.
•Service charges and fees were relatively stable, up $1 million.
•Capital markets fees were relatively stable, given lower underwriting fees, partly offset by higher syndications and M&A advisory fees.
•Card fees increased $8 million, given seasonally higher transaction volumes.
•Mortgage banking fees increased $2 million, reflecting higher production volume partly offset by lower margins and lower servicing fees.
•Trust and investment services fees increased $2 million, primarily reflecting higher assets under management.
•Foreign exchange and derivative products revenue decreased $4 million, primarily reflecting decreased client commodities and interest rate hedging activity, partly offset by higher foreign exchange hedging activity.

Second quarter 2023	vs.	second quarter 2022
Noninterest income of $506 million increased $12 million, or 2%.
•Service charges and fees decreased $7 million, reflecting the elimination of non-sufficient funds fees in Consumer.
•Capital markets fees decreased $6 million, reflecting lower syndication fees, partially offset by higher M&A advisory fees.
•Card fees increased $9 million, given higher transaction volumes.
•Mortgage banking fees decreased $13 million, driven by lower production volumes, partly offset by improved gain-on-sale margins, and lower servicing revenue.
•FX and derivative products revenue decreased $16 million, reflecting lower client hedging activity.
•Other income increased $35 million, reflecting a notable item recognized in second quarter 2022.

Citizens Financial Group, Inc.

Noninterest Expense				2Q23 change from
($s in millions)	2Q23	1Q23	2Q22	1Q23		2Q22
				$	%	$	%
Salaries and employee benefits	$615	$658	$683	$(43)	(7)%	$(68)	(10)%
Outside services	177	176	189	1	1	(12)	(6)
Equipment and software	181	169	169	12	7	12	7
Occupancy	136	124	111	12	10	25	23
Other operating expense	197	169	153	28	17	44	29
Noninterest expense	$1,306	$1,296	$1,305	$10	1%	$1	—%
Notable items	$73	$66	$125	$7	11%	$(52)	(42)%

Underlying, as applicable
Salaries and employee benefits	$601	$642	$611	$(41)	(6)%	$(10)	(2)%
Outside services	156	149	148	7	5	8	5
Equipment and software	177	165	163	12	7	14	9
Occupancy	106	106	110	—	—	(4)	(4)
Other operating expense	193	168	148	25	15	45	30
Underlying noninterest expense	$1,233	$1,230	$1,180	$3	—%	$53	4%

Second quarter 2023	vs.	first quarter 2023
Underlying noninterest expense of $1.2 billion was broadly stable reflecting higher other operating expense, equipment and software and outside services, partially offset by seasonally lower salaries and employee benefits. Other operating expense increased primarily reflecting higher advertising and FDIC insurance cost. Equipment and software increased given equipment purchases and increased software maintenance. Salaries and benefits seasonally lower due to lower payroll taxes, 401k, and state unemployment taxes.
The effective tax rate of 22.1% decreased modestly from 23.0% due to lower pre-tax income.

Second quarter 2023	vs.	second quarter 2022
Underlying noninterest expense of $1.2 billion, increased 4%, largely reflecting higher other operating expense, given higher advertising and FDIC insurance cost as a result of the industry-wide 2 basis point surcharge effective January 1, 2023. Equipment and software increased reflecting higher software maintenance and amortization costs. Salaries and employee benefits decreased given lower variable compensation.
The effective tax rate of 22.1% decreased modestly from 23.8% in second quarter 2022.

Citizens Financial Group, Inc.

Interest-earning assets				2Q23 change from
($s in millions)	2Q23	1Q23	2Q22	1Q23		2Q22
Period-end interest-earning assets				$	%	$	%
Investments	$35,339	$34,893	$35,828	$446	1%	$(489)	(1)%
Interest-bearing deposits in banks	10,162	7,011	5,527	3,151	45	4,635	84
Commercial loans and leases	78,279	80,866	81,445	(2,587)	(3)	(3,166)	(4)
Retail loans	73,041	73,822	74,727	(781)	(1)	(1,686)	(2)
Total loans and leases	151,320	154,688	156,172	(3,368)	(2)	(4,852)	(3)
Loans held for sale, at fair value	1,225	855	1,377	370	43	(152)	(11)
Other loans held for sale	196	1,000	2,078	(804)	(80)	(1,882)	(91)
Total loans and leases and loans held for sale	152,741	156,543	159,627	(3,802)	(2)	(6,886)	(4)
Total period-end interest-earning assets	$198,242	$198,447	$200,982	$(205)	—%	$(2,740)	(1)%
Average interest-earning assets
Investments	$38,002	$38,955	$35,903	$(953)	(2)%	$2,099	6%
Interest-bearing deposits in banks	7,768	5,899	4,630	1,869	32	3,138	68
Commercial loans and leases	80,237	82,321	79,684	(2,084)	(3)	553	1
Retail loans	73,488	74,171	74,170	(683)	(1)	(682)	(1)
Total loans and leases	153,725	156,492	153,854	(2,767)	(2)	(129)	—
Loans held for sale, at fair value	1,381	1,009	1,937	372	37	(556)	(29)
Other loans held for sale	622	197	2,353	425	216	(1,731)	(74)
Total loans and leases and loans held for sale	155,728	157,698	158,144	(1,970)	(1)	(2,416)	(2)
Total average interest-earning assets	$201,498	$202,552	$198,677	$(1,054)	(1)%	$2,821	1%

Second quarter 2023	vs.	first quarter 2023
Period-end interest-earning assets of $198.2 billion were broadly stable, reflecting a $3.8 billion decrease in total loans and leases and loans held for sale largely offset by a $3.2 billion increase in cash held in interest-bearing deposits and a $446 million increase in investments in securities. The decrease in loans and leases reflects a $2.6 billion decrease in commercial given balance sheet optimization actions. Results also reflect a $781 million decrease in retail, given planned run off in auto and lower education, largely offset by growth in mortgage and home equity.
Average interest-earning assets of $201.5 billion decreased $1.1 billion, reflecting a $2.8 billion decrease in total loans and leases partially offset by a $1.9 billion increase in cash held in interest-bearing deposits. The decrease in loans and leases reflects a $2.1 billion decrease in commercial given balance sheet optimization actions and a $683 million decrease in retail given planned run off in auto and lower education, partially offset by growth in mortgage and home equity.
The average effective duration of the securities portfolio was 5.5 years compared with 5.8 years at March 31, 2023 and 5.7 years at June 30, 2022.

Second quarter 2023	vs.	second quarter 2022
Period-end interest-earning assets of $198.2 billion decreased $2.7 billion, or 1%, as a $6.9 billion decrease in total loans and leases and loans held for sale was partially offset by a $4.6 billion increase in cash held in interest-bearing deposits. The decrease in loans and leases is driven by a $3.2 billion decrease in commercial given balance sheet optimization actions, and a $1.7 billion decrease in retail given planned run off in auto and lower education largely offset by growth in mortgage and home equity.
Average interest-earning assets of $201.5 billion increased $2.8 billion, or 1%, as a result of a $2.1 billion increase in investments in securities and $3.1 billion increase in cash held in interest-bearing deposits, partially offset by a $2.3 billion decrease in loans held for sale.

Citizens Financial Group, Inc.

Deposits				2Q23 change from
($s in millions)	2Q23	1Q23	2Q22	1Q23		2Q22
Period-end deposits				$	%	$	%
Demand(1)	$40,286	$44,326	$54,169	$(4,040)	(9)%	$(13,883)	(26)%
Money market	52,542	48,905	48,063	3,637	7	4,479	9
Checking with interest	35,028	34,496	39,611	532	2	(4,583)	(12)
Savings	29,824	29,789	27,959	35	—	1,865	7
Term	19,987	14,678	9,123	5,309	36	10,864	119
Total period-end deposits	$177,667	$172,194	$178,925	$5,473	3%	$(1,258)	(1)%
Average deposits
Demand(1)	$42,178	$46,135	$54,189	$(3,957)	(9)%	$(12,011)	(22)%
Money market	49,665	49,942	48,795	(277)	(1)	870	2
Checking with interest	34,586	35,974	38,747	(1,388)	(4)	(4,161)	(11)
Savings	29,640	29,460	27,661	180	1	1,979	7
Term	17,180	12,839	6,970	4,341	34	10,210	146
Total average deposits	$173,249	$174,350	$176,362	$(1,101)	(1)%	$(3,113)	(2)%
1) Upon the Investors conversion in first quarter 2023, approximately ~$1 billion of their customer demand accounts were mapped to checking with interest at nominal cost. This impacted the period-end demand decrease by ~2% and average by ~1%

Second quarter 2023	vs.	first quarter 2023
Total period-end deposits of $177.7 billion were up 3%, while average deposits of $173.2 billion were down 1%. The increase in period-end deposits reflects the resiliency of the franchise as the company replenished balances following seasonal and rate-related outflows experienced in the first two months of first quarter 2023. The decrease in demand of 9% reflects continued migration to higher rate alternatives, with increases in term, up 36%, money market, up 7%, and growth in checking with interest of 2%.

Second quarter 2023	vs.	second quarter 2022
Total period-end deposits of $177.7 billion decreased $1.3 billion, or 1%, and average deposits of $173.2 billion decreased $3.1 billion, or 2%, primarily due to rate-related outflows. The increase in rates also drove the migration of deposits from demand and checking with interest to term and money market accounts.

Citizens Financial Group, Inc.

Borrowed Funds				2Q23 change from
($s in millions)	2Q23	1Q23	2Q22	1Q23		2Q22
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$1,099	$1,018	$3,763	$81	8%	$(2,664)	(71)%
Long-term borrowed funds
FHLB advances	5,029	11,779	8,269	(6,750)	(57)	(3,240)	(39)
Senior debt	5,258	5,263	4,176	(5)	—	1,082	26
Subordinated debt and other debt	1,813	1,813	1,995	—	—	(182)	(9)
Auto collateralized borrowings	2,000	—	—	2,000	100	2,000	100
Total borrowed funds	$15,199	$19,873	$18,203	$(4,674)	(24)%	$(3,004)	(17)%
Average borrowed funds
Short-term borrowed funds	$1,446	$542	$3,995	$904	167%	$(2,549)	(64)%
Long-term borrowed funds
FHLB advances	9,674	10,362	4,437	(688)	(7)	5,237	118
Senior debt	5,264	5,606	4,022	(342)	(6)	1,242	31
Subordinated debt and other debt	1,813	1,812	1,763	1	—	50	3
Auto collateralized borrowings	44	—	—	44	100	44	100
Total average borrowed funds	$18,241	$18,322	$14,217	$(81)	—%	$4,024	28%

Second quarter 2023	vs.	first quarter 2023
Period-end borrowed funds decreased by $4.7 billion, primarily due to a decrease in FHLB advances of $6.8 billion, partially offset by an increase of $2.0 billion in collateralized borrowings on auto loans.
Average borrowed funds was broadly stable, with a decrease in FHLB advances and senior debt largely offset by an increase in short-term borrowed funds.

Second quarter 2023	vs.	second quarter 2022
Period-end borrowed funds decreased by $3.0 billion, reflecting a decrease in FHLB advances partly offset by collateralized borrowings on auto loans and the issuance of senior debt.
Average borrowed funds increased by $4.0 billion, reflecting an increase in FHLB advances and the issuance of senior debt.

Citizens Financial Group, Inc.

Capital				2Q23 change from
($s and shares in millions, except per share data)	2Q23	1Q23	2Q22	1Q23		2Q22
Period-end capital				$	%	$	%
Stockholders' equity	$23,585	$24,201	$24,328	$(616)	(3)%	$(743)	(3)%
Stockholders' common equity	21,571	22,187	22,314	(616)	(3)	(743)	(3)
Tangible common equity	13,630	14,247	14,444	(617)	(4)	(814)	(6)
Tangible book value per common share	$28.72	$29.44	$29.14	$(0.72)	(2)%	$(0.42)	(1)%
Common shares - at end of period	474.7	484.0	495.7	(9.3)	(2)	(21.0)	(4)
Common shares - average (diluted)	481.0	487.7	493.3	(6.7)	(1)%	(12.3)	(2)%
Common equity tier 1 capital ratio(1)	10.3%	10.0%	9.6%
Total capital ratio(1)	13.3	12.9	12.3
Tangible common equity ratio	6.3%	6.6%	6.6%
Tier 1 leverage ratio(1)	9.4%	9.4%	9.3%
1) Current reporting-period regulatory capital ratios are preliminary.

Second quarter 2023
•The CET1 capital ratio was 10.3% as of June 30, 2023 compared with 10.0% at March 31, 2023 and 9.6% at June 30, 2022. This is above the targeted CET1 range of 9.5%-10%.
•Total capital ratio of 13.3% compares with 12.9% at March 31, 2023 and 12.3% as of June 30, 2022.
•Tangible common equity ratio of 6.3% compares with 6.6% at March 31, 2023 and 6.6% as of June 30, 2022.
•Tangible book value per common share of $28.72 decreased 2% compared with first quarter 2023 given AOCI impacts associated with higher rates.
•Citizens paid $205 million in common dividends to shareholders during second quarter 2023. This compares with $205 million in common dividends during first quarter 2023 and $195 million during second quarter 2022.
•Citizens repurchased $256 million in common shares during second quarter 2023.

Citizens Financial Group, Inc.

Credit quality review				2Q23 change from
($s in millions)	2Q23	1Q23	2Q22	1Q23			2Q22
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$1,191	$996	$839	$195		20%	$352		42%
90+ days past due and accruing(2)	282	424	712	(142)		(33)	(430)		(60)
Net charge-offs	152	133	49	19		14	103		210
Provision for credit losses	176	168	216	8		5	(40)		(19)
Allowance for credit losses	$2,299	$2,275	$2,147	$24		1%	$152		7%
Nonaccrual loans and leases to loans and leases	0.79%	0.64%	0.54%	15	bps		25
Net charge-offs as a % of total loans and leases	0.40	0.34	0.13	6			27
Allowance for credit losses to loans and leases	1.52	1.47	1.37	5			15
Allowance for credit losses to nonaccrual loans and leases	193%	229%	256%	(36)	bps		(63)	bps
1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
2) 90+ days past due and accruing includes $256 million, $309 million, and $623 million of loans fully or partially guaranteed by the FHA, VA, and USDA for June 30, 2023, March 31, 2023, and June 30, 2022, respectively.

Second quarter 2023	vs.	first quarter 2023
•The nonaccrual loans to total loans ratio of 0.79% compares with 0.64% at March 31, 2023.
•Nonaccrual loans of $1.2 billion increased $195 million, or 20%, reflecting an $198 million increase in commercial, primarily commercial real estate.
•Net charge-offs of $152 million, or 40 basis points of average loans and leases, were up 6 basis points from the prior quarter. The increase in net charge-offs of $19 million reflects a $24 million increase in commercial, reflecting an increase in commercial real estate partly offset by a decrease in commercial and industrial.
•The second quarter 2023 provision for credit losses of $176 million compares with $168 million for first quarter 2023. The reserve build of $24 million increased the allowance for credit losses ratio to 1.52%, up from 1.47% as of March 31, 2023.
•The allowance for credit losses to nonaccrual loans and leases ratio of 193% compares with 229% as of March 31, 2023.

Second quarter 2023	vs.	second quarter 2022
•The nonaccrual loans to total loans ratio of 0.79% increased from 0.54% at June 30, 2022.
•Nonaccrual loans increased $352 million, or 42%, reflecting the incorporation of ISBC and an increase in commercial.
•Net charge-offs of 40 basis points of average loans and leases compares with 13 basis points in second quarter 2022.
•Net charge-offs of $152 million increased $103 million reflecting a $37 million increase in retail, primarily other retail, education and home equity, and a $66 million increase in commercial as credit losses continue to gradually normalize off pandemic era lows.
•Provision for credit losses of $176 million compares with a $216 million provision in second quarter 2022.
•Allowance for credit losses of $2.3 billion increased $152 million compared with June 30, 2022. Allowance for credit losses ratio of 1.52% as of June 30, 2023, compares with 1.37% as of June 30, 2022.
•The allowance for credit losses to nonaccrual loans and leases ratio of 193% compares with 256% as of June 30, 2022.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (877) 226-8189, conference ID 6086305
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on July 19, 2023 through August 19, 2023. Please dial (866) 207-1041 and enter access code 9775323. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $223.1 billion in assets as of June 30, 2023. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,400 ATMs and more than 1,100 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q23 Change
		2Q23	1Q23	2Q22	1Q23		2Q22
					$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$506	$485	$494	$21	4%	$12	2%
Less: Notable items		—	—	(31)	—	—	31	100
Noninterest income, Underlying (non-GAAP)		$506	$485	$525	$21	4%	($19)	(4%)
Total revenue, Underlying:
Total revenue (GAAP)	A	$2,094	$2,128	$1,999	($34)	(2%)	$95	5%
Less: Notable items		—	—	(31)	—	—	31	100
Total revenue, Underlying (non-GAAP)	B	$2,094	$2,128	$2,030	($34)	(2%)	$64	3%
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,306	$1,296	$1,305	$10	1%	$1	—%
Less: Notable items		73	66	125	7	11	(52)	(42)
Noninterest expense, Underlying (non-GAAP)	D	$1,233	$1,230	$1,180	$3	—%	$53	4%
Pre-provision profit:
Total revenue (GAAP)	A	$2,094	$2,128	$1,999	($34)	(2%)	$95	5%
Less: Noninterest expense (GAAP)	C	1,306	1,296	1,305	10	1	1	—
Pre-provision profit (GAAP)		$788	$832	$694	($44)	(5%)	$94	14%
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,094	$2,128	$2,030	($34)	(2%)	$64	3%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,233	1,230	1,180	3	—	53	4
Pre-provision profit, Underlying (non-GAAP)		$861	$898	$850	($37)	(4%)	$11	1%
Provision for credit losses, Underlying:
Provision for credit losses (GAAP)		$176	$168	$216	$8	5%	($40)	(19%)
Less: Notable items		—	—	145	—	—	(145)	(100)
Provision for credit losses, Underlying (non-GAAP)		$176	$168	$71	$8	5%	$105	148%
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$612	$664	$478	($52)	(8%)	$134	28%
Less: Expense before income tax benefit related to notable items		(73)	(66)	(301)	(7)	(11)	228	76
Income before income tax expense, Underlying (non-GAAP)	F	$685	$730	$779	($45)	(6%)	($94)	(12%)
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$134	$153	$114	($19)	(12%)	$20	18%
Less: Income tax benefit related to notable items		(20)	(17)	(70)	(3)	(18)	50	71
Income tax expense, Underlying (non-GAAP)	H	$154	$170	$184	($16)	(9%)	($30)	(16%)
Net income, Underlying:
Net income (GAAP)	I	$478	$511	$364	($33)	(6%)	$114	31%
Add: Notable items, net of income tax benefit		53	49	231	4	8	(178)	(77)
Net income, Underlying (non-GAAP)	J	$531	$560	$595	($29)	(5%)	($64)	(11%)
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$444	$488	$332	($44)	(9%)	$112	34%
Add: Notable items, net of income tax benefit		53	49	231	4	8	(178)	(77)
Net income available to common stockholders, Underlying (non-GAAP)	L	$497	$537	$563	($40)	(7%)	($66)	(12%)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q23 Change
		2Q23	1Q23	2Q22	1Q23			2Q22
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$2,094	$2,128	$1,999	($34)		(1.55%)	$95		4.77%
Less: Noninterest expense (GAAP)	C	1,306	1,296	1,305	10		0.77	1		0.06
Operating leverage							(2.32%)			4.71%
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,094	$2,128	$2,030	($34)		(1.55%)	$64		3.16%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,233	1,230	1,180	3		0.18	53		4.39
Operating leverage, Underlying (non-GAAP)							(1.73%)			(1.23%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	62.34%	60.90%	65.27%	144	bps		(293)	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	58.86	57.84	58.16	102	bps		70	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	22.09%	22.97%	23.77%	(88)	bps		(168)	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	22.51	23.25	23.69	(74)	bps		(118)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$22,289	$21,702	$22,383	$587		3%	($94)		—%
Less: Average goodwill (GAAP)		8,182	8,177	8,015	5		—	167		2
Less: Average other intangibles (GAAP)		181	192	213	(11)		(6)	(32)		(15)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	422	416	—		—	6		1
Average tangible common equity	N	$14,348	$13,755	$14,571	$593		4%	($223)		(2%)
Return on average tangible common equity	K/N	12.42%	14.38%	9.13%	(196)	bps		329	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	13.93	15.80	15.45	(187)	bps		(152)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$222,373	$222,711	$220,967	($338)		—%	$1,406		1%
Less: Average goodwill (GAAP)		8,182	8,177	8,015	5		—	167		2
Less: Average other intangibles (GAAP)		181	192	213	(11)		(6)	(32)		(15)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	422	416	—		—	6		1
Average tangible assets	P	$214,432	$214,764	$213,155	($332)		—%	$1,277		1%
Return on average total tangible assets	I/P	0.89%	0.97%	0.69%	(8)	bps		20	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	0.99	1.06	1.12	(7)	bps		(13)	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q23 Change
		2Q23	1Q23	2Q22	1Q23		2Q22
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	Q	474,682,759	483,982,264	495,650,259	(9,299,505)	(2%)	(20,967,500)	(4%)
Common stockholders' equity (GAAP)		$21,571	$22,187	$22,314	($616)	(3)	($743)	(3)
Less: Goodwill (GAAP)		8,188	8,177	8,081	11	—	107	1
Less: Other intangible assets (GAAP)		175	185	211	(10)	(5)	(36)	(17)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	422	422	—	—	—	—
Tangible common equity	R	$13,630	$14,247	$14,444	($617)	(4%)	($814)	(6%)
Tangible book value per common share	R/Q	$28.72	$29.44	$29.14	($0.72)	(2%)	($0.42)	(1%)
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	S	479,470,543	485,444,313	491,497,026	(5,973,770)	(1%)	(12,026,483)	(2%)
Average common shares outstanding - diluted (GAAP)	T	480,975,281	487,712,146	493,296,114	(6,736,865)	(1)	(12,320,833)	(2)
Net income per average common share - basic (GAAP)	K/S	$0.93	$1.00	$0.68	($0.07)	(7)	$0.25	37
Net income per average common share - diluted (GAAP)	K/T	0.92	1.00	0.67	(0.08)	(8)	0.25	37
Net income per average common share - basic, Underlying (non-GAAP)	L/S	1.04	1.10	1.14	(0.06)	(5)	(0.10)	(9)
Net income per average common share - diluted, Underlying (non-GAAP)	L/T	1.04	1.10	1.14	(0.06)	(5)	(0.10)	(9)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				2Q23 Change
	2Q23	1Q23	2Q22	1Q23		2Q22
				$/bps	%	$/bps	%
Other income, Underlying:
Other income (GAAP)	$23	$17	($12)	$6	35	$35	NM
Less: Notable items	—	—	(31)	—	—	31	100
Other income, Underlying (non-GAAP)	$23	$17	$19	$6	35	$4	21%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$615	$658	$683	($43)	(7%)	($68)	(10%)
Less: Notable items	14	16	72	(2)	(13)	(58)	(81)
Salaries and employee benefits, Underlying (non-GAAP)	$601	$642	$611	($41)	(6%)	($10)	(2%)
Outside services, Underlying:
Outside services (GAAP)	$177	$176	$189	$1	1%	($12)	(6%)
Less: Notable items	21	27	41	(6)	(22)	(20)	(49)
Outside services, Underlying (non-GAAP)	$156	$149	$148	$7	5%	$8	5%
Equipment and software, Underlying:
Equipment and software (GAAP)	$181	$169	$169	$12	7%	$12	7%
Less: Notable items	4	4	6	—	—	(2)	(33)
Equipment and software, Underlying (non-GAAP)	$177	$165	$163	$12	7%	$14	9%
Occupancy, Underlying:
Occupancy (GAAP)	$136	$124	$111	$12	10%	$25	23%
Less: Notable items	30	18	1	12	67	29	NM
Occupancy, Underlying (non-GAAP)	$106	$106	$110	$—	—%	($4)	(4%)
Other operating expense, Underlying:
Other operating expense (GAAP)	$197	$169	$153	$28	17%	$44	29%
Less: Notable items	4	1	5	3	NM	(1)	(20)
Other operating expense, Underlying (non-GAAP)	$193	$168	$148	$25	15%	$45	30%

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “hopeful,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits;
•The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including the anticipated benefits of the HSBC and Investors transactions;
•The effects of geopolitical instability, including as a result of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transitional risks associated with climate change and social and governance risks, that could adversely affect our reputation, operations, business, and customers.
•A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, receipt of required regulatory approvals and other regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.
CFG-IR